EXHIBIT 99

FOR IMMEDIATE RELEASE
---------------------

Contact:  David Sklar                       Steve Hawkins
Executive Vice President, Finance           Sitrick And Company
(213) 210-5276                              (310) 788-2850, ext. 736



           AAMES FINANCIAL CORPORATION ANNOUNCES BOARD CHANGES
         CHAIRMAN GARY JUDIS TO LEAVE THE BOARD WHEN HIS TERM EXPIRES

     LOS ANGELES, CALIF. -- OCT. 13, 1997 -- AAMES FINANCIAL CORPORATION (NYSE:
AAM) today announced that Chairman Gary K. Judis and Director Joseph R. Cerrell will not seek reelection to the company's board of directors and will leave the board, effective Nov. 19, when their directorship terms expire.

     Georges C. St. Laurent, Jr., 61, former chairman and chief executive officer of Western Bank, Oregon, a subsidiary of Washington Mutual, Inc.; and George W. Coombe, Jr., 72, a senior fellow at Stanford Law School and former general counsel for the Bank of America; have been nominated and their appointments are subject to election by shareholders at the company's annual meeting to be held Nov. 19, 1997. A new chairman will be elected after the new board is finalized.

     "After more than 30 years in the financial services business, I am looking forward to spending more time with my family and friends," said Mr. Judis. Chairman, former chief executive and president of Aames since 1982, Mr. Judis, 59, has been a key executive with Aames since it became a public company.
Under his leadership, Aames pioneered the concept of sub-prime home-equity lending, as well as packaging those loans into pools for sale to institutional investors. He oversaw the growth of Aames, as it filled a neglected consumer need by providing loans to credit-impaired homeowners.

     "Gary Judis has been a pioneer in our industry for more than three decades," said Neil B. Kornswiet, president. "To a large extent Aames' leadership position today is directly related to Gary's valuable contribution. We will miss his leadership talents, but we wish him well."

     "We are also grateful for the many years of service that Joseph Cerrell has given the company," continued Mr. Kornswiet. Mr. Cerrell, 62, chairman of Cerrell Associates, Inc., a public affairs consulting firm, has been an original member of the Aames Board of Directors since January 1992.

     Mr. St. Laurent was chairman and chief executive officer of Western Bank, Oregon from 1988 to 1997. He is currently a principal in various real estate, agricultural and forestry related ventures and also serves as a director of Baxter International, Inc. and The Perkin Elmer Corp.

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     Mr. Coombe is a senior fellow at the Stanford Law School teaching international commercial arbitration. From 1990 to 1995 he was a partner in the law firm of Graham & James and from 1975 to 1990 he was executive vice president and general counsel of Bank of America. From 1968 to 1975, Mr. Coombe served as assistant general counsel and corporate secretary of General Motors Corporation.

      "We are honored and privileged to add two new directors to the Aames board with such extensive financial services backgrounds," said Cary H. Thompson, chief executive officer. "Their years of experience will enable the company to continue to build upon its leadership position."

     Today's announcement coincides with the distribution of the company's proxy statement prior to the annual meeting to be held Nov. 19, 3 p.m., Hotel Inter-Continental, 251 S. Olive Street, Los Angeles. The proxy solicits votes for directors, a stock ownership plan and ratification of accountants.

     Aames Financial Corporation is a leading home equity lender and currently operates 59 Aames Home Loan offices in 23 states throughout the United States. Its wholly owned subsidiary, One Stop Mortgage, Inc. operates in 41 offices in 35 states.

     From time to time the company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the company notes that a variety of factors could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the company's business include the following: negative cash flows and capital needs, delinquencies; negative impact on cash flow; right to terminate mortgage servicing, risks of contracted servicing, prepayment and credit risk, dependence on funding sources, capitalized interest-only strips; mortgage servicing rights, recent acquisition of One-Stop, dependence on broker network, impact of increases in correspondent pricing, risks associated with high loan-to-value loan products, competition, concentration of operations, timing of loan sales, economic conditions, contingent risks and government regulation. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors" in the company's form 10-K for the fiscal year ended June 30, 1997.

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